Exhibit 99(g)2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Quarterly Report on Form 10-Q of Southern Power Company for the quarter ended March 31, 2003, I, Cliff S. Thrasher, Senior Vice President, Comptroller and Chief Financial Officer, hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     (1) such Quarterly Report on Form 10-Q of Southern Power Company for the quarter ended March 31, 2003, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Quarterly Report on Form 10-Q of Southern Power Company for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Southern Power Company.


                                             /s/Cliff S. Thrasher
                                               Cliff S. Thrasher
                                    Senior Vice President, Comptroller and
                                            Chief Financial Officer

Date:  May 13, 2003


A signed original of this written statement required by Section 906 has been provided to Southern Power Company and will be retained by Southern Power Company and furnished to the Securities and Exchange Commission or its staff upon request.